O’Neill & Taylor PLLC		435 Martin Street, Suite 1010 Blaine, WA 98230

Stephen F.X. O’Neill*	Michael H. Taylor**	Telephone: (360) 332-3300
Facsimile: (360) 332-2291
E-mail: mht@stockslaw.com

March 22, 2004

GILDER ENTERPRISES, INC.
3639 Garibaldi Drive
North Vancouver
British Columbia, Canada
V7H 2W2

Attention: Joseph Bowes, President

Dear Sirs:

RE:	GILDER ENTERPRISES, INC. (the "Company") - Registration Statement on Form SB-2

We have acted as counsel for Gilder Enterprises, Inc. a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 3,667,500 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated March 22, 2004 and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based upon and is limited to the laws of the State of Nevada.

Based upon the foregoing, we are of the opinion that the shares of the Company’s common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable shares of the Company’s common stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

O'NEILL & TAYLOR PLLC

"Michael H. Taylor"

MICHAEL H. TAYLOR, ESQ.

MHT/dml

VANCOUVER OFFICE:	O’Neill & Taylor Law Corporation Suite 1880, 1055 West Georgia Street, Box 11122, Vancouver, British Columbia, Canada V6E 3P3 Tel: (604) 687-5792 / Fax: (604) 687-6650

*Washington and British Columbia Bars; ** Nevada and British Columbia Bar